UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023
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PhaseBio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
(Address including zip code of principal executive offices)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHASQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

*On November 3, 2022, the issuer’s common stock was suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”). Effective November 4, 2022, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “PHASQ.” On December 21, 2022, Nasdaq filed a Form 25 to delist the issuer’s common stock and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 1.01	Entry into a Material Definitive Agreement.
As previously reported, on October 23, 2022, PhaseBio Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case (the “Chapter 11 Case”) for the Company (Case No. 22-10995).
Settlement Agreement
On October 7, 2022, SFJ Pharmaceuticals X, Ltd., an SFJ Pharmaceuticals Group company (“SFJ”), commenced a suit against the Company in the United States District Court for the Eastern District of Pennsylvania, Civil Action No. 2:22-cv-04027 (the “Prepetition Litigation”), asserting certain claims related to the Co-Development Agreement entered into on January 9, 2020, by and between the Company and SFJ (the “Co-Development Agreement”), pursuant to which SFJ provided funding to the Company to support development of bentracimab (also known as PB2452). The Prepetition Litigation was automatically stayed by the filing of the Chapter 11 Case. On October 31, 2022, the Company commenced an adversary proceeding (the “Adversary Proceeding”) against SFJ in the Bankruptcy Court (Case No. 22-50456) related to the Co-Development Agreement. On November 7, 2022, SFJ filed a counterclaim and answer in the Adversary Proceeding.
On December 31, 2022, the Bankruptcy Court entered an order (the “9019 and Sale Order”), with immediate effectiveness, approving the entry into a settlement agreement (the “Settlement Agreement”) by and between the Company and SFJ to resolve the disputes raised in the Adversary Proceeding and the Prepetition Litigation. Pursuant to the 9019 and Sale Order, on January 13, 2023 (the “Execution Date”), the Company and SFJ executed and entered into the Settlement Agreement, which, among other things, provides that on the date of the closing of the transactions contemplated by the Settlement Agreement (the “Closing”), the Company shall transfer to SFJ all of the Company’s right, title and interest in the Company’s business related to bentracimab (the “Acquired Assets”) pursuant to a Program Transfer Agreement (the “Program Transfer Agreement”) in the form attached to the Settlement Agreement, in satisfaction of SFJ’s secured claim in the amount of $120 million allowed by the 9019 and Sale Order. The Closing occurred simultaneously with the signing of the Settlement Agreement and the Program Transfer Agreement. Pursuant to the Settlement Agreement, at the Closing any and all of SFJ’s security interests and liens in the Company’s assets other than the Acquired Assets were fully released and terminated.
Program Transfer Agreement
Pursuant to the Settlement Agreement, on the Execution Date, the Company entered into the Program Transfer Agreement with SFJ. Pursuant to the Program Transfer Agreement, at the Closing, the Company transferred to SFJ the Acquired Assets free and clear of all Encumbrances (as defined in the Program Transfer Agreement), and subject to the terms of the Settlement Agreement and Program Transfer Agreement, and applicable provisions of the United States Bankruptcy Code, will assume and assign to SFJ any executory contracts and unexpired leases associated with the Acquired Assets that are designated by SFJ within 60 days of the Closing, or by the effective date of a confirmed plan in the Chapter 11 Case, if earlier. In addition, the Company and SFJ will cooperate in designating certain employees of the Company to be offered full-time employment opportunities at SFJ or an affiliate of SFJ, and neither the offer nor acceptance of such employment was a condition to the Closing. The Company will provide transition services to SFJ for a period of six months from the Closing at no further cost or expense to SFJ.
At the Closing, SFJ paid to the Company consideration of $32.9 million in cash, net of approximately $15.8 million paid directly to JMB Capital Partners Lending, LLC (“JMB”) on behalf of the Company in satisfaction of all amounts owed by the Company to JMB under that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of October 23, 2022 (as may have been amended, extended, supplemented, modified or restated from time to time and as may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) approved by the Bankruptcy Court in the Chapter 11 Case. With effect from the Closing, all further payment obligations of SFJ under Article 4 of the Co-Development Agreement were terminated, and instead SFJ will pay to the Company royalties equal to 2.5% of worldwide net sales of products containing bentracimab (“Licensed Products”) that exceed $300 million in each calendar year for the period beginning on the Closing and ending on the later to occur of (i) the expiration of the last-to-expire licensed patent covering the manufacture, use or sale of the Licensed Product in such country, (ii) the expiration of any regulatory exclusivity period for the Licensed Product in such country, and (iii) with respect to the United States only, the tenth anniversary of the first commercial sale of the Licensed Product in the United States.
The foregoing descriptions of the Settlement Agreement and the Program Transfer Agreement do not purport to be complete and are qualified in their entirety by the full text of the Settlement Agreement and the Program Transfer Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 1.03	Bankruptcy or Receivership.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
Cautionary Note Regarding Trading in the Company’s Securities
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements, including statements regarding the Chapter 11 Case and the Company’s ability to continue operating in the ordinary course while the Chapter 11 Case is pending, within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, (i) potential adverse effects of the Chapter 11 Case on the Company’s liquidity and results of operations; (ii) the Company’s ability to obtain timely approval by the Bankruptcy Court of the motions filed in the Chapter 11 Case; (iii) uncertainties associated with the Company’s ability to complete the sale of its remaining assets in the Chapter 11 Case, including pursuant to the bidding procedures in connection therewith, or other pleadings filed that could protract the Chapter 11 Case; (iv) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (v) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements; (vi) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Case; (vii) the effects of the Chapter 11 Case on the Company and on the interests of various constituents, including holders of the Company’s common stock; (viii) the Bankruptcy Court’s rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case generally; (ix) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; (x) risks associated with third party motions in the Chapter 11 Case; (xi) increased administrative and legal costs related to the Chapter 11 process; (xii) exposure to potential litigation and inherent risks involved in a bankruptcy process; (xiii) diversion of management’s attention from ongoing business operations and opportunities; (xiv) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company; (xv) risks arising from the delisting of the Company’s common stock from The Nasdaq Stock Market LLC; and (xvi) other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated as of January 13, 2023, by and between PhaseBio Pharmaceuticals, Inc. and SFJ Pharmaceuticals X, Ltd.

10.2	Program Transfer Agreement, dated as of January 13, 2023, by and between PhaseBio Pharmaceuticals, Inc. and SFJ Pharmaceuticals X, Ltd.

104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: January 17, 2023	By:	/s/ Jonathan P. Mow
Jonathan P. Mow
Chief Executive Officer